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                                                                   Exhibit 10.28

                               WATERS CORPORATION
                           2003 EQUITY INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT dated as of <<GRANT DATE>> between Waters Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and <<NAME>> (the "Participant"), a director of Waters Corporation.

         1. ISSUANCE OF COMMON STOCK. Pursuant and subject to the Company's 2003 Equity Incentive Plan (as the same may be amended from time to time, the "Plan"), the Company hereby agrees to issue to the Participant without cash consideration, and the Participant agrees to receive from the Company, an aggregate of <<SHARES>> shares (the "Restricted Shares") of the common stock, par value $.01 per share, in the Company (the "Stock"). The date of this Restricted Stock Award (the "Award") is as of <<GRANT DATE>> (the "Award Date"). Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Participant, the Company shall issue in the name of Participant, but hold in escrow, a duly executed certificate evidencing the Restricted Shares endorsed with the legend set forth in Section 7.2(b) of the Plan

         2. RESTRICTIONS ON TRANSFER. None of the Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii) to any other person on (but only upon) death by will, bequest or operation of law (a "Permitted Transferee"). All Permitted Transferees of Restricted Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Restricted Shares or interest subject to the provisions of this Agreement. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Restricted Shares other than in accordance with this section shall be void. The Company shall not be required
(i) to transfer on its books any Restricted Shares sold, transferred or otherwise disposed of in violation of this section or (ii) to treat as owner of any Restricted Shares, or to pay dividends in respect of Restricted Shares to, any person purporting to have acquired Restricted Shares or any beneficial interest therein unless such Restricted Shares or interest were acquired in compliance with the provisions of this section.

         3. FORFEITURE AND VESTING OF RESTRICTED SHARES. In the event of the termination of employment or other association with the Company of the Participant by the Company and its affiliates at any time before the <<VESTING DATE>> anniversary of the Award Date, the Restricted Shares shall be immediately forfeited by the Participant and each Permitted Transferee and the Company shall immediately reacquire from the Participant and each Permitted Transferee all of the Restricted Shares (subject to adjustment as provided in the Plan in the event of any stock split or other corporate action affecting the Restricted Shares) for no cash consideration. The Restricted Shares, if not theretofore forfeited, shall fully vest upon the <<VESTING DATE>> anniversary of the Award Date and shall not thereafter be subject to forfeiture.
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            4. INCORPORATION OF PLAN TERMS. This Award is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the provision for acceleration of vesting of these Restricted Shares set forth in Section 8 (Adjustment Provisions) and the limitations on the Company's obligation to deliver Restricted Shares set forth in Section 9 (Settlement of Awards).

         5. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.

         6. TAX CONSEQUENCES. The Company makes no representation or warranty as to the tax treatment to the Participant or any Permitted Transferee of the receipt of this Award or upon the sale or other disposition of the Restricted Shares. The Participant should rely on his/her own tax advisors for such advice. In the event that the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, the Participant will promptly file a copy of the election with the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

WATERS CORPORATION



By:   Douglas A. Berthiaume            _________________________________________
Title: Chairman, President and         Electronic Signature of Participant
       Chief Executive Officer         _________________________________________
                                       <<NAME>>